QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

Certifications PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Vahé A. Sarkissian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ VAHÉ A. SARKISSIAN Vahé A. Sarkissian Chief Executive Officer, President and Chairman of the Board of Directors

Date: March 12, 2004

        I, Robert S. Gregg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ ROBERT S. GREGG Robert S. Gregg Executive Vice President and Chief Financial Officer

Date: March 12, 2004

QuickLinks

  EXHIBIT 32
Certifications PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002